UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 15, 2014 (August 7, 2014)

NET SAVINGS LINK, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-53346
(Commission File No.)

4747-20 Nesconset Highway
Port Jefferson, NY, 11776
(Address of principal executive offices and Zip Code)

(516) 246-6435
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                          ENTRY INTO A MATERIALLY DEFINITIVE AGREEMENT.

We, through our wholly owned subisidiary coporation, Global Distribution Corp, executed an Exclusive International Licensing Agreement with Oglethorpe LTD, a formulator and producer of wellness products in the New York Region.  The agreement provides Global Distribution with the International license to exclusively market, distribute, and sell the proprietary healthcare products formulated by Oglethorpe LTD under the new private label, "Nutra Horizon Nutraceuticals."

ITEM 7.01                          REGULATION FD DISCLOSURE

On August 7, 2014, we announced that Global Distribution Corp, our recent acquisition, has formally executed an Exclusive International Licensing Agreement with Oglethorpe LTD, one of the most established Naturopathic formulators and producers of wellness products in the New York Region.  Oglethorpe maintains an active and updated list of testimonials from people who use their wellness products on a continual basis, and who have achieved observational results of improved or resolved physiological conditions from the various Oglethorpe products.  The agreement provides Global Distribution with the International license to exclusively market, distribute, and sell the proprietary healthcare products formulated by Oglethorpe LTD under the new private label, "Nutra Horizon Nutraceuticals."

ITEM 9.01                          FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Document Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 15th day of August, 2014.

NET SAVINGS LINK, INC.

BY:	STEVEN BARITZ
Steven Baritz
President, Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer and Director